Exhibit 99.1

PERMEX APPOINTS RICHARD LITTLE AS CHAIRMAN,

ADDS BO BOYD TO THE BOARD OF DIRECTORS

Vancouver, British Columbia – December 30, 2024 – Permex Petroleum Corporation (CSE: OIL) (FSE: 75P) (“Permex” or the “Company”) is pleased to announce that the Company’s Board of Directors (the “Board”) has approved the appointment of BaShara (Bo) Crystelle Boyd to serve on the Board effective December 23rd, 2024. In addition, the Company has confirmed Richard Little as Non-Executive Chairman of the Board.

“Permex is very fortunate to have Richard leading our Board of Directors. His experience as the Chief Executive of both private and public oil and gas exploration companies is very valuable to our organization and to myself as Permex’s CEO,” said Brad Taillon, Permex’s President and Chief Executive. “His first hand experience of our Company’s specific assets in the Midland Basin is a big advantage and he is very familiar with the strategic opportunities that lay ahead of Permex as he has gone down similar roads before.”

Mr. Little is the current CEO of private operator, Fury Resources. Before Fury Resources, Mr. Little was the CEO of public operator Battalion Oil Company (NYSE: BATL). He possesses more than a quarter century of industry experience, and has led successful ventures, including a $1.24B asset sale at Ajax Resources, LLC. His career journey spans roles such as VP of EP Energy’s Southern Division and leadership positions at El Paso Exploration and Production. Mr. Little holds a Petroleum Engineering degree from Texas A&M, is a licensed engineer (inactive), and is engaged with industry organizations like SPE, API, and IPAA.

Ms. Boyd is a partner at Walker Eisenbraun, LLC., a corporate law firm located in Houston, Texas. Her practice covers an array of complex corporate, transactional, and governance matters, predominantly for clients in the energy sector. Ms. Boyd brings to the Board over twenty-five years of legal experience, having also worked as a corporate and securities lawyer at a national law firm, and as general counsel, senior vice president, and corporate secretary of the then largest publicly traded, independent oil and gas producer in the Gulf of Mexico, where she had sole responsibility for managing all of the company’s legal affairs.

Richard Little, Permex’s Chairman stated, “We are excited to welcome Bo to our Board of Directors. We are looking forward to working together as I believe her experience and expertise compliments the rest of the Board’s skill set very well. I feel like we are now well positioned to help Permex evolve through its next phase of strategic growth.”

“We are extremely pleased to have Bo join the team here at Permex. Her expertise in corporate securities and as in-house counsel for large public oil and gas operators are invaluable assets for Permex,” stated Brad Taillon, President and CEO. “Ms. Boyd is an industry veteran that has an immensely valuable skill set and perspective that will certainly contribute notably to the strategic direction of Permex Petroleum as we prepare Permex for an exciting year in 2025 and beyond.”

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About Permex Petroleum Corporation

Permex Petroleum (CSE: OIL) (FSE: 75P) is a uniquely positioned junior oil & gas company with assets and operations across the Permian Basin. The Company focuses on combining its low-cost development of Held by Production assets for sustainable growth with its current and future Blue-Sky projects for scale growth. The Company, through its wholly owned subsidiary, Permex Petroleum US Corporation, is a licensed operator in both states, and owns and operates on private, state and federal land. For more information, please visit www.permexpetroleum.com.

Contact Information

Permex Petroleum Corporation

Brad Taillon

President & Chief Executive Officer

(346) 245-8981

Renmark Financial Communications USA Inc.

Henri Perron, CPIR:

Tel.: (416) 644-2020 or (212)-812-7680

www.renmarkfinancial.com

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This press release contains “forward-looking information” and “forward looking statements” within the meaning of applicable securities laws in Canada and the United States and it is intended that this press release is to be covered by the safe harbors created by those laws. “Forward-looking information” and “forward looking statements” each include statements that use forward-looking terminology such as “may”, “will”, “expect”, “anticipate”, “believe”, “continue”, “potential” or the negative thereof or other variations thereof or comparable terminology. Such forward-looking information and forward looking statements each include, without limitation, information regarding the Company’s strategic growth and prospects in 2025 and beyond. Neither forward-looking information nor forward looking statements are a guarantee of future performance and are each based upon a number of estimates and assumptions of management at the date the statements made. Accordingly, readers should not place undue reliance on forward-looking statements and forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking statement or any forward-looking information that is included herein, except in accordance with applicable securities laws. We seek safe harbor.